Exhibit 19.5

                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 2000-E
                                Monthly Servicing Report



       Collection Period                                          October, 2000
       Distribution Date                                               12/15/00

                                                                  Dollar Amount
       Total Portfolio                                      $  2,999,995,061.49
       Total Securities                                        2,916,776,000.00
       Class A-1 Notes                                           200,000,000.00
       Class A-2 Notes                                           331,000,000.00
       Class A-3 Notes                                           995,000,000.00
       Class A-4 Notes                                           995,000,000.00
       Class A-5 Notes                                           181,308,000.00
       Class B Notes                                             100,086,000.00
       Class C Certificates                                       57,191,000.00
       Class D Certificates                                       57,191,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     17,554,830.12
            Repurchased Loan Proceeds Related to Interest             13,073.85
                 Total Simple Interest Receivables Interest       17,567,903.97
       Pre Computed Receivables Interest Collections                   3,850.65
                 Total Interest Collections                       17,571,754.62

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,611,711.58
            Precomputed Servicer Advances - Principal                    744.55
            Precomputed Servicer Advances - Interest                     403.36
                 Total Servicer Advances                           2,612,859.49

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     62,428,876.75
            Prepayments in Full                                   30,265,705.14
            Repurchased Loan Proceeds Related to Principal         2,355,666.88
                 Total Simple Interest Receivables Principal      95,050,248.77

       Pre Computed Receivables Principal
            Principal Collections                           $         19,206.60
            Prepayments in Full                                        1,535.88
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                               178.56
                 Total Pre Computed Receivables Principal             20,921.04
       Liquidation Proceeds                                           64,572.23
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                      95,135,742.04
       Principal Losses for Collection Period                        205,710.64
                 Total Regular Principal Reduction                95,277,625.00

       Total Collections                                    $    115,320,356.15
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                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 115,320,356.15  $    39.54
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              115,320,356.15       39.54

       Servicing Fee:
       Servicing Fee Due                           $   2,430,877.97  $     0.83
       Servicing Fee Paid                              2,430,877.97        0.83
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $     600,213.13  $     3.00
            Class A-1 Notes Monthly Interest Paid        600,213.13        3.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   1,839,256.67  $     5.56
            Class A-2 Notes Monthly Interest Paid      1,839,256.67        5.56
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   5,588,583.33  $     5.62
            Class A-3 Notes Monthly Interest Paid      5,588,583.33        5.62
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   5,588,583.33  $     5.62
            Class A-4 Notes Monthly Interest Paid      5,588,583.33        5.62
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,022,879.30  $     5.64
            Class A-5 Notes Monthly Interest Paid      1,022,879.30        5.64
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     583,000.95  $     5.82
            Class B Notes Monthly Interest Paid          583,000.95        5.82
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  15,222,516.71  $     5.43
            Total Note Monthly Interest Paid          15,222,516.71        5.43
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     353,154.43  $     6.18
            Class C Cert. Monthly Interest Paid          353,154.43        6.18
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     428,932.50  $     7.50
            Class D Cert. Monthly Interest Paid          428,932.50        7.50
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  16,004,603.64  $     5.49
            Total Note and Cert. Mthly Int. Paid      16,004,603.64        5.49
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  96,884,874.54

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    440,444,728.04      151.00
                 Principal Distribution Amount       440,444,728.04      151.00

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $  96,884,874.54  $   484.42
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            96,884,874.54       34.57

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         96,884,874.54       33.22

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 115,320,356.15
       Total Distributions (incl. Servicing Fee)   $ 115,320,356.15
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       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,711,838,728.04 $ 2,614,953,853.50
            Note Pool Factor                       0.9676865          0.9331143
            Class A-1 Notes Balance           109,444,728.04      12,559,853.50
            Class A-1 Notes Pool Factor            0.5472236          0.0627993
            Class A-2 Notes Balance           331,000,000.00     331,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance           995,000,000.00     995,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           995,000,000.00     995,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           181,308,000.00     181,308,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             100,086,000.00     100,086,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       57,191,000.00      57,191,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       57,191,000.00      57,191,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,826,220,728.04   2,729,335,853.50
       Portfolio Information:
            Wtd Average Coupon (WAC)                    8.27%              8.28%
            Wtd Average Remaining Maturity (WAM)       45.96              45.05
            Remaining Number of Receivables          205,120            202,274
            Portfolio Receivable Balance $  2,917,053,569.48 $ 2,821,775,944.48

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     13,217,784.13
       Specified Credit Enhancement Amount                        28,217,759.44
       Yield Supplement Overcollateralization Amount
       Target Level of Overcollateralization                      13,217,784.13

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     14,999,975.31
       Specified Reserve Account Balance                          14,999,975.31
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       14,999,975.31
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             14,999,975.31
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $         64,572.23
            Recoveries from Prior Month Charge-Offs                        0.00
       Total Losses for Collection Period                            269,736.34
       Charge-off Rate for Collection Period (annualized)                  0.08%
       Cumulative Net Losses for all Periods

       Delinquent Receivables:
            31-60 Days Delinquent                           $     12,747,616.54
            61-90 Days Delinquent                                    102,527.49
            91-120 Days Delinquent                                         0.00
            Over 120 Days Delinquent                                  11,900.39
       Repossesion Inventory                                $        449,793.97

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0293%
            Current Collection Period                                    0.0858%
            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0034%
            Current Collection Period                                    0.0040%
            Three Month Average                                          0.0000%